August 25, 2017

AdvisorOne Funds

17605 Wright Street

Omaha, NE 68130

Re: AdvisorOne Funds, File Nos. 333-20635 and 811-08037

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 106 to the AdvisorOne Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 112 under the Securities Act of 1933 (Amendment No. 113 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP